Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

News Summary:

•	Strong business momentum drove $12.7 billion in revenue, up 6% year over year; GAAP EPS $0.71, up 18% year over year, and Non-GAAP EPS $0.84, up 6% year over year

•	Continued robust demand across the business with third consecutive quarter of more than 30% total product order growth

•	Solid progress on business model transformation with total Annualized Recurring Revenue (ARR) at $21.9 billion in the second quarter of fiscal 2022, up 11% year over year

•	Dividend increased 3% and additional $15 billion authorized for stock repurchase

•	Q2 Results:

•	Revenue: $12.7 billion

•	Increase of 6% year over year

•	Earnings per Share: GAAP: $0.71; Non-GAAP: $0.84

•	GAAP EPS increased 18% year over year

•	Non-GAAP EPS increased 6% year over year

•	Q3 Guidance:

•	Revenue: 3% to 5% growth year over year

•	Earnings per Share: GAAP: $0.70 to $0.74; Non-GAAP: $0.85 to $0.87

•	FY 2022 Guidance:

•	Revenue: 5.5% to 6.5% growth year over year

•	Earnings per Share: GAAP: $2.83 to $2.92; Non-GAAP: $3.41 to $3.46

SAN JOSE, Calif. — February 16, 2022 — Cisco today reported second quarter results for the period ended January 29, 2022. Cisco reported second quarter revenue of $12.7 billion, net income on a generally accepted accounting principles (GAAP) basis of $3.0 billion or $0.71 per share, and non-GAAP net income of $3.5 billion or $0.84 per share.

“We continue to see incredibly strong demand across our portfolio, emphasizing the criticality and relevance of Cisco’s innovation,” said Chuck Robbins, chair and CEO of Cisco. “Our robust order strength, record backlog and double-digit growth in annual recurring revenue position us well to deliver growth.”

GAAP Results

	Q2 FY 2022	Q2 FY 2021	Vs. Q2 FY 2021
Revenue	$12.7 billion	$12.0 billion	6%
Net Income	$3.0 billion	$2.5 billion	17%
Diluted Earnings per Share (EPS)	$0.71	$0.60	18%

Non-GAAP Results

	Q2 FY 2022	Q2 FY 2021	Vs. Q2 FY 2021
Net Income	$3.5 billion	$3.4 billion	6%
EPS	$0.84	$0.79	6%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Increases Quarterly Cash Dividend; Stock Repurchase Program Authorization Increased

Cisco has declared a quarterly dividend of $0.38 per common share, a 1-cent increase or up 3% over the previous quarter’s dividend, to be paid on April 27, 2022 to all stockholders of record as of the close of business on April 6, 2022. Future dividends will be subject to Board approval.

Cisco’s board of directors has also approved a $15 billion increase to the authorization of the stock repurchase program. There is no fixed termination date for the repurchase program. The remaining authorized amount for stock repurchases including the additional authorization is approximately $18 billion.

“Our business performed well with revenue and non-GAAP EPS growing 6% year over year despite the supply-constrained environment,” said Scott Herren, CFO of Cisco. “We delivered healthy margins while continuing to make good progress in our business model shift, with software product revenue growing 9% year over year and the product portions of ARR and RPO growing in double digits. The combination of our dividend increase and additional share repurchase authorization demonstrates our commitment to returning excess capital to our shareholders and confidence in our ongoing cash flows.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q2 FY 2022 Highlights

Revenue — Total revenue was up 6% at $12.7 billion, with product revenue up 9% and service revenue down 1%. Revenue by geographic segment was: Americas up 3%, EMEA up 11%, and APJC up 13%. Product revenue performance was led by growth in Secure, Agile Networks up 7%, Internet for the Future up 42%, End-to-End Security up 7%, and Optimized Application Experiences up 12%. Hybrid Work was down 9%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 63.3%, 61.8%, and 67.3%, respectively, as compared with 65.1%, 64.5%, and 66.6%, respectively, in the second quarter of fiscal 2021.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 65.5%, 64.3%, and 68.8%, respectively, as compared with 66.9%, 66.6%, and 67.9%, respectively, in the second quarter of fiscal 2021.

Total gross margins by geographic segment were: 64.5% for the Americas, 66.8% for EMEA and 66.5% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were flat at $4.6 billion, and were 35.9% of revenue. Non-GAAP operating expenses were $4.0 billion, up 2%, and were 31.2% of revenue.

Operating Income — GAAP operating income was $3.5 billion, up 8%, with GAAP operating margin of 27.4%. Non-GAAP operating income was $4.4 billion, up 6%, with non-GAAP operating margin at 34.3%.

Provision for Income Taxes — The GAAP tax provision rate was 17.5%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $3.0 billion, an increase of 17%, and EPS was $0.71, an increase of 18%. On a non-GAAP basis, net income was $3.5 billion, an increase of 6%, and EPS was $0.84, an increase of 6%.

Cash Flow from Operating Activities — $2.5 billion for the second quarter of fiscal 2022, a decrease of 17% compared with $3.0 billion for the second quarter of fiscal 2021.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $21.1 billion at the end of the second quarter of fiscal 2022, compared with $24.5 billion at the end of fiscal 2021.

Remaining Performance Obligations (RPO) — $30.5 billion, up 8% in total, with 53% of this amount to be recognized as revenue over the next 12 months. Product RPO were up 16% and service RPO were up 3%.

Deferred Revenue — $22.3 billion, up 7% in total, with deferred product revenue up 17%. Deferred service revenue was flat.

Capital Allocation — In the second quarter of fiscal 2022, we returned $6.4 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.37 per common share, or $1.5 billion, and repurchased approximately 82 million shares of common stock under our stock repurchase program at an average price of $58.36 per share for an aggregate purchase price of $4.8 billion.

Acquisitions

In the second quarter of fiscal 2022, we closed the acquisition of replex GmbH, a privately held enterprise software company based in Germany. In addition, we announced our intent to acquire Opsani, a privately held enterprise software company.

Guidance

Cisco expects to achieve the following results for the third quarter of fiscal 2022:

Q3 FY 2022
Revenue	3% - 5% growth Y/Y
Non-GAAP gross margin rate	63.5% - 64.5%
Non-GAAP operating margin rate	32.5% - 33.5%
Non-GAAP EPS	$0.85 - $0.87

The third quarter of fiscal 2021 included an extra week.

Cisco estimates that GAAP EPS will be $0.70 to $0.74 for the third quarter of fiscal 2022.

Cisco expects to achieve the following results for fiscal 2022:

FY 2022
Revenue	5.5% - 6.5% growth Y/Y
Non-GAAP EPS	$3.41 - $3.46

Cisco estimates that GAAP EPS will be $2.83 to $2.92 for fiscal 2022.

Our Q3 FY 2022 and FY 2022 guidance assumes an effective tax provision rate of 18% for GAAP and 19% for non-GAAP results.

A reconciliation between the Guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q2 fiscal year 2022 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, February 16, 2022 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, February 16, 2022 to 4:00 p.m. Pacific Time, February 23, 2022 at 1-888-568-0332 (United States) or 1-203-369-3905 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 16, 2022. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 29, 2022	January 23, 2021	January 29, 2022	January 23, 2021
REVENUE:
Product	$9,353	$8,572	$18,882	$17,159
Service	3,367	3,388	6,738	6,730

Total revenue	12,720	11,960	25,620	23,889

COST OF SALES:
Product	3,569	3,044	7,242	6,250
Service	1,102	1,132	2,276	2,274

Total cost of sales	4,671	4,176	9,518	8,524

GROSS MARGIN	8,049	7,784	16,102	15,365
OPERATING EXPENSES:
Research and development	1,670	1,527	3,384	3,139
Sales and marketing	2,266	2,277	4,527	4,494
General and administrative	544	484	1,095	1,028
Amortization of purchased intangible assets	79	39	163	75
Restructuring and other charges	3	234	8	836

Total operating expenses	4,562	4,561	9,177	9,572

OPERATING INCOME	3,487	3,223	6,925	5,793
Interest income	111	161	232	335
Interest expense	(88)	(113)	(177)	(225)
Other income (loss), net	93	(16)	280	33

Interest and other income (loss), net	116	32	335	143

INCOME BEFORE PROVISION FOR INCOME TAXES	3,603	3,255	7,260	5,936
Provision for income taxes	630	710	1,307	1,217

NET INCOME	$2,973	$2,545	$5,953	$4,719

Net income per share:
Basic	$0.71	$0.60	$1.42	$1.12

Diluted	$0.71	$0.60	$1.41	$1.11

Shares used in per-share calculation:
Basic	4,183	4,223	4,201	4,227

Diluted	4,205	4,234	4,222	4,239

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	January 29, 2022
	Three Months Ended		Six Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Americas	$7,146	3%	$14,706	4%
EMEA	3,564	11%	6,867	11%
APJC	2,010	13%	4,046	14%

Total	$12,720	6%	$25,620	7%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	January 29, 2022
	Three Months Ended	Six Months Ended
Gross Margin Percentage:
Americas	64.5%	64.5%
EMEA	66.8%	65.7%
APJC	66.5%	65.6%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	January 29, 2022
	Three Months Ended		Six Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Secure, Agile Networks	$5,898	7%	$11,866	9%
Hybrid Work	1,067	(9)%	2,176	(8)%
End-to-End Security	883	7%	1,778	6%
Internet for the Future	1,322	42%	2,697	44%
Optimized Application Experiences	180	12%	361	15%
Other Products	2	(28)%	5	(10)%

Total Product	9,353	9%	18,882	10%
Services	3,367	(1)%	6,738	—%

Total	$12,720	6%	$25,620	7%

Amounts may not sum and percentages may not recalculate due to rounding.

Effective the third quarter of fiscal 2022, Hybrid Work will change to Collaboration.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 29, 2022	July 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$6,731	$9,175
Investments	14,382	15,343
Accounts receivable, net of allowance of $70 at January 29, 2022 and $109 at July 31, 2021	6,003	5,766
Inventories	2,059	1,559
Financing receivables, net	3,997	4,380
Other current assets	3,627	2,889

Total current assets	36,799	39,112
Property and equipment, net	2,140	2,338
Financing receivables, net	4,024	4,884
Goodwill	38,679	38,168
Purchased intangible assets, net	3,079	3,619
Deferred tax assets	4,269	4,360
Other assets	5,272	5,016

TOTAL ASSETS	$94,262	$97,497

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$2,502	$2,508
Accounts payable	2,101	2,362
Income taxes payable	837	801
Accrued compensation	3,364	3,818
Deferred revenue	12,268	12,148
Other current liabilities	4,843	4,620

Total current liabilities	25,915	26,257
Long-term debt	8,969	9,018
Income taxes payable	7,628	8,538
Deferred revenue	10,045	10,016
Other long-term liabilities	2,209	2,393

Total liabilities	54,766	56,222

Total equity	39,496	41,275

TOTAL LIABILITIES AND EQUITY	$94,262	$97,497

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 29, 2022	January 23, 2021
Cash flows from operating activities:
Net income	$5,953	$4,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,049	887
Share-based compensation expense	930	874
Provision (benefit) for receivables	8	(10)
Deferred income taxes	(138)	(91)
(Gains) losses on divestitures, investments and other, net	(323)	(86)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(308)	1,245
Inventories	(506)	(145)
Financing receivables	1,241	748
Other assets	(780)	(212)
Accounts payable	(250)	(358)
Income taxes, net	(876)	(836)
Accrued compensation	(437)	125
Deferred revenue	202	226
Other liabilities	123	(16)

Net cash provided by operating activities	5,888	7,070

Cash flows from investing activities:
Purchases of investments	(3,937)	(6,025)
Proceeds from sales of investments	1,402	1,374
Proceeds from maturities of investments	3,185	3,373
Acquisitions, net of cash and cash equivalents acquired and divestitures	(361)	(860)
Purchases of investments in privately held companies	(124)	(95)
Return of investments in privately held companies	104	58
Acquisition of property and equipment	(232)	(358)
Proceeds from sales of property and equipment	5	9
Other	(11)	(4)

Net cash provided by (used in) investing activities	31	(2,528)

Cash flows from financing activities:
Issuances of common stock	306	306
Repurchases of common stock - repurchase program	(5,105)	(1,569)
Shares repurchased for tax withholdings on vesting of restricted stock units	(411)	(317)
Short-term borrowings, original maturities of 90 days or less, net	959	—
Issuances of debt	1,049	—
Repayments of debt	(2,000)	—
Dividends paid	(3,102)	(3,041)
Other	(65)	70

Net cash used in financing activities	(8,369)	(4,551)

Net decrease in cash, cash equivalents, and restricted cash	(2,450)	(9)
Cash, cash equivalents, and restricted cash, beginning of period	9,942	11,812

Cash, cash equivalents, and restricted cash, end of period	$7,492	$11,803

Supplemental cash flow information:
Cash paid for interest	$184	$220
Cash paid for income taxes, net	$2,320	$2,142

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	January 29, 2022		October 30, 2021		January 23, 2021
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$13,532	16%	$13,384	18%	$11,666	17%
Service	16,986	3%	16,751	4%	16,512	10%

Total	$30,518	8%	$30,135	10%	$28,178	13%

We expect 53% of total RPO at January 29, 2022 will be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	January 29, 2022	October 30, 2021	January 23, 2021
Deferred revenue:
Product	$9,767	$9,681	$8,332
Service	12,546	12,391	12,514

Total	$22,313	$22,072	$20,846

Reported as:
Current	$12,268	$12,017	$11,552
Noncurrent	10,045	10,055	9,294

Total	$22,313	$22,072	$20,846

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2022
January 29, 2022	$0.37	$1,541	82	$58.36	$4,824	$6,365
October 30, 2021	$0.37	$1,561	5	$56.49	$256	$1,817
Fiscal 2021
July 31, 2021	$0.37	$1,562	15	$53.30	$791	$2,353
May 1, 2021	$0.37	$1,560	10	$48.71	$510	$2,070
January 23, 2021	$0.36	$1,521	19	$42.82	$801	$2,322
October 24, 2020	$0.36	$1,520	20	$40.44	$800	$2,320

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Six Months Ended
	January 29, 2022	January 23, 2021	January 29, 2022	January 23, 2021
GAAP net income	$2,973	$2,545	$5,953	$4,719
Adjustments to cost of sales:
Share-based compensation expense	81	68	150	133
Amortization of acquisition-related intangible assets	197	152	395	315
Acquisition-related/divestiture costs	1	1	2	2
Legal and indemnification settlements/charges	—	—	—	43

Total adjustments to GAAP cost of sales	279	221	547	493

Adjustments to operating expenses:
Share-based compensation expense	396	358	779	720
Amortization of acquisition-related intangible assets	79	39	163	75
Acquisition-related/divestiture costs	120	34	232	93
Significant asset impairments and restructurings	3	234	8	836

Total adjustments to GAAP operating expenses	598	665	1,182	1,724

Adjustments to interest and other income (loss), net:
Acquisition-related/divestiture costs	—	(2)	—	(2)
(Gains) and losses on equity investments	(100)	13	(319)	(35)

Total adjustments to GAAP interest and other income (loss), net	(100)	11	(319)	(37)

Total adjustments to GAAP income before provision for income taxes	777	897	1,410	2,180

Income tax effect of non-GAAP adjustments	(202)	(162)	(340)	(408)
Significant tax matters	—	83	—	83

Total adjustments to GAAP provision for income taxes	(202)	(79)	(340)	(325)

Non-GAAP net income	$3,548	$3,363	$7,023	$6,574

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Six Months Ended
	January 29, 2022	January 23, 2021	January 29, 2022	January 23, 2021
GAAP EPS	$0.71	$0.60	$1.41	$1.11
Adjustments to GAAP:
Share-based compensation expense	0.11	0.10	0.22	0.20
Amortization of acquisition-related intangible assets	0.07	0.05	0.13	0.09
Acquisition-related/divestiture costs	0.03	0.01	0.06	0.02
Legal and indemnification settlements/charges	—	—	—	0.01
Significant asset impairments and restructurings	—	0.06	—	0.20
(Gains) and losses on equity investments	(0.02)	—	(0.08)	(0.01)
Income tax effect of non-GAAP adjustments	(0.05)	(0.04)	(0.08)	(0.10)
Significant tax matters	—	0.02	—	0.02

Non-GAAP EPS	$0.84	$0.79	$1.66	$1.55

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	January 29, 2022
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$5,784	$2,265	$8,049	$4,562	—%	$3,487	8%	$116	$2,973	17%
% of revenue	61.8%	67.3%	63.3%	35.9%		27.4%		0.9%	23.4%
Adjustments to GAAP amounts:
Share-based compensation expense	29	52	81	396		477		—	477
Amortization of acquisition-related intangible assets	197	—	197	79		276		—	276
Acquisition/divestiture-related costs	1	—	1	120		121		—	121
Significant asset impairments and restructurings	—	—	—	3		3		—	3
(Gains) and losses on equity investments	—	—	—	—		—		(100)	(100)
Income tax effect/significant tax matters	—	—	—	—		—		—	(202)

Non-GAAP amount	$6,011	$2,317	$8,328	$3,964	2%	$4,364	6%	$16	$3,548	6%

% of revenue	64.3%	68.8%	65.5%	31.2%		34.3%		0.1%	27.9%

	Three Months Ended
	January 23, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$5,528	$2,256	$7,784	$4,561	$3,223	$32	$2,545
% of revenue	64.5%	66.6%	65.1%	38.1%	26.9%	0.3%	21.3%
Adjustments to GAAP amounts:
Share-based compensation expense	25	43	68	358	426	—	426
Amortization of acquisition-related intangible assets	152	—	152	39	191	—	191
Acquisition/divestiture-related costs	1	—	1	34	35	(2)	33
Significant asset impairments and restructurings	—	—	—	234	234	—	234
(Gains) and losses on equity investments	—	—	—	—	—	13	13
Income tax effect/significant tax matters	—	—	—	—	—	—	(79)

Non-GAAP amount	$5,706	$2,299	$8,005	$3,896	$4,109	$43	$3,363

% of revenue	66.6%	67.9%	66.9%	32.6%	34.4%	0.4%	28.1%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Six Months Ended
	January 29, 2022
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$11,640	$4,462	$16,102	$9,177	(4)%	$6,925	20%	$335	$5,953	26%
% of revenue	61.6%	66.2%	62.8%	35.8%		27.0%		1.3%	23.2%
Adjustments to GAAP amounts:
Share-based compensation expense	54	96	150	779		929		—	929
Amortization of acquisition-related intangible assets	395	—	395	163		558		—	558
Acquisition/divestiture-related costs	2	—	2	232		234		—	234
Significant asset impairments and restructurings	—	—	—	8		8		—	8
(Gains) and losses on equity investments	—	—	—	—		—		(319)	(319)
Income tax effect/significant tax matters	—	—	—	—		—		—	(340)

Non-GAAP amount	$12,091	$4,558	$16,649	$7,995	2%	$8,654	8%	$16	$7,023	7%

% of revenue	64.0%	67.6%	65.0%	31.2%		33.8%		0.1%	27.4%

	Six Months Ended
	January 23, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$10,909	$4,456	$15,365	$9,572	$5,793	$143	$4,719
% of revenue	63.6%	66.2%	64.3%	40.1%	24.2%	0.6%	19.8%
Adjustments to GAAP amounts:
Share-based compensation expense	49	84	133	720	853	—	853
Amortization of acquisition-related intangible assets	315	—	315	75	390	—	390
Acquisition/divestiture-related costs	1	1	2	93	95	(2)	93
Legal and indemnification settlements/charges	43	—	43	—	43	—	43
Significant asset impairments and restructurings	—	—	—	836	836	—	836
(Gains) and losses on equity investments	—	—	—	—	—	(35)	(35)
Income tax effect/significant tax matters	—	—	—	—	—	—	(325)

Non-GAAP amount	$11,317	$4,541	$15,858	$7,848	$8,010	$106	$6,574

% of revenue	66.0%	67.5%	66.4%	32.9%	33.5%	0.4%	27.5%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Six Months Ended
	January 29, 2022	January 23, 2021	January 29, 2022	January 23, 2021
GAAP effective tax rate	17.5%	21.8%	18.0%	20.5%
Total adjustments to GAAP provision for income taxes	1.5%	(2.8)%	1.0%	(1.5)%

Non-GAAP effective tax rate	19.0%	19.0%	19.0%	19.0%

GAAP TO NON-GAAP GUIDANCE

Q3 FY 2022	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	61.5% - 62.5%	26.5% - 27.5%	$0.70 - $0.74
Estimated adjustments for:
Share-based compensation expense	0.5%	4.0%	$0.08 - $0.09
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	2.0%	$0.05 - $0.06

Non-GAAP	63.5% - 64.5%	32.5% - 33.5%	$0.85 - $0.87

FY 2022	Earnings per Share (1)
GAAP	$2.83 - $2.92
Estimated adjustments for:
Share-based compensation expense	$0.33 - $0.35
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.27 - $0.29
(Gains) and losses on equity investments	($0.06)

Non-GAAP	$3.41 - $3.46

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings, (gains) and losses on equity investments and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our ability to deliver growth through our investments in innovation; the strength of our strategy; the continued momentum in our business; our growing pipeline and record backlog which we believe will convert into revenue in the coming quarters; our on-going transformation to accelerate our shift to more software and subscription-based recurring revenue; our significant growth opportunities and expanding addressable markets; and our commitment to returning excess capital to our shareholders and confidence in our ongoing cash flows) and the future financial performance of Cisco (including the guidance for Q3 FY 2022 and full year FY 2022) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic and related public health measures; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in Secure, Agile Networks and services; the timing of orders and manufacturing and customer lead times; significant supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events (including as a result of global climate change); any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on November 23, 2021 and September 9, 2021, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and six months ended January 29, 2022 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Annualized Recurring Revenue represents the annualized revenue run-rate of active subscriptions, term licenses, and maintenance contracts at the end of a reporting period, net of rebates to customers and partners as well as certain other revenue adjustments. Includes both revenue recognized ratably as well as upfront on an annualized basis.

About Cisco

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